Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-197817) of Tribute Pharmaceuticals Canada Inc. (the "Company") of our report dated July 15, 2015, relating to the financial statements for the two years ended December 31, 2014 of Medical Futures Inc., which appears in this Form 8-K/A of the Company dated July 20, 2015.

/s/ McGovern, Hurley, Cunningham, LLP
McGovern, Hurley, Cunningham, LLP
Toronto, Canada

July 20, 2015